UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2013 (January 28, 2013)

Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3776 South High Street, Columbus, Ohio	43207
(Address of principal executive offices)	(Zip Code)

(614) 491-2225

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Effective January 28, 2013, Bob Evans Farms, Inc. (“Company”) entered into a definitive agreement for the sale of its Mimi’s Café restaurant chain to SWH Mimi’s Café Holding Company, Inc., a subsidiary of Le Duff America, Inc. (“Buyer”). The purchase price for the transaction is $50.0 million, consisting of $20.0 million in cash and a note for $30.0 million, subject to customary purchase price allocations and adjustments. The transaction is subject to customary closing conditions and is expected to be completed within the next 45-days.

The agreement with Buyer is a significant part of the strategic plan for Mimi’s Café that was announced in November 2012. The Company undertook a careful and diligent process to find a suitor for Mimi’s Café. As the Company executed on the plan and process, through the discussions with various strategic and financial parties, the terms provided by Buyer were superior.

The definitive agreement was entered into by Mimi’s Cafe, LLC (“Seller”), a subsidiary of the Company, for the sale of all of the membership interests of SWH Mimi’s Café, LLC, to Buyer. As part of the agreement, Buyer has agreed to hire most, if not all, of the Mimi’s Café employees. Seller has agreed to assume certain of the post-closing liabilities of SWH Mimi’s Café, LLC.

The promissory note (“Note”) to Seller has a principal balance of $30.0 million, an annual interest rate of 1.5%, and a term of seven years. The Note is payable at maturity. Partial pre-payments are required prior to maturity if SWH Mimi’s Café LLC reaches certain levels of EBITDA during specified periods, or upon a sale or liquidation. Buyer has covenanted to provide SWH Mimi’s Café, LLC with funding of at least $10.0 million through the initial 18-months after closing. To the extent of such capital actually funded and not repaid, Seller has agreed to subordinate its right to repayment until Buyer has first received a repayment of its funding. Seller has also agreed to subordinate the Note to third party lenders. SWH Mimi’s Café LLC has guaranteed the payment of the Note by Buyer.

As part of the transaction, upon closing, BEF Management, Inc., a subsidiary of the Company, will enter into a transition services agreement with SWH Mimi’s Café, LLC to provide certain transition services for a period of up to one year. Buyer intends to continue operating and managing the company out of its current Irvine, California office.

BEF Foods, Inc., a subsidiary of the Company, will enter into a manufacturing and supply agreement to provide SWH Mimi’s Café, LLC with soups, dressings and other products as requested by SWH Mimi’s Café, LLC.

The descriptions above of the definitive agreement and Note are only a summary of the material terms and are qualified in their entirety by reference to the full text of the definitive agreement and attached draft form of the Note which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 2.02	Results of Operations and Financial Condition

On January 28, 2013, the Company issued a news release which in part provided information on the financial results for the third fiscal quarter of 2013 ended January 25, 2013 under the section titled “Comments on Outlook for Third Quarter of Fiscal 2013.” A copy of this news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02 in this Current Report on Form 8-K, including the information contained in Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise explicitly stated in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 28, 2013, the Board of Directors of the Company and SWH Mimi’s Café LLC adopted the SWH Mimi’s Café LLC Retention and Change in Control Plan (“Plan”). Under this Plan several of the senior management of SWH Mimi’s Café LLC (“Mimi’s Cafe”) will be provided with benefits that vest upon the closing of the sale of Mimi’s Café to Le Duff America, Inc. (the “Transaction”).

Mark A. Mears, who is a named executive officer of the Company and president of SWH Mimi’s Café LLC, is a participant in the Plan. Conditioned upon the closing of the Transaction, Mr. Mears will be awarded the following benefits under the Plan: (1) a performance bonus payable at closing of $192,500, (2) a retention bonus payable at closing of $350,000, and (3) a change in control benefit (“CIC Benefit”). The CIC Benefit states that if Mr. Mears is terminated from his position at Mimi’s Café “without cause” or for “good reason” within 12-months after the closing of the Transaction, he will receive a payment of $350,000 and for 12 months thereafter the continued participation in all life, medical, dental and/or vision insurance programs in which he was participating, or if such continuation is not allowed by the applicable plan(s), payment of the fair market value of equivalent benefits (which has a value estimated at $14,548 based on the COBRA cost to an employee over the 12-month period). The benefit amount listed may change depending upon the manner in which the benefits are provided.

As part of the Transaction, and conditioned upon the closing of the Transaction, the Board of Directors of the Company also approved the acceleration of vesting of any non-vested equity grants for all employees of Mimi’s Café, and approved the acceleration of vesting of the Company’s matching contributions for all employees of Mimi’s Café in the Company’s 401K Plan and deferral plan. At the time of Closing, the value of the benefits that will vest for Mr. Mears will be approximately: (1) $631,276 for the vesting of non-vested equity grants (assuming the Company’s stock value at the close on January 25, 2013 of $44.50); and $64,815 for the vesting of the Company’s matching contributions under the Company’s 401K Plan and deferral plan.

The description above of the Plan is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of Plan which is attached to this Current Report on Form 8-K as Exhibit 10.2.

Item 8.01	Other Events

On January 28, 2013, the Company issued a press release regarding the matters described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of business acquired. Not Applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not Applicable.

(d)	Exhibits.

10.1	Membership Purchase Agreement between Mimi’s Cafe, LLC and Le Duff America, Inc. dated January 28, 2013 and Form of Promissory Note

10.2**	SWH Mimi’s Café LLC Retention Bonus and Change in Control Plan

99.1	Press Release Regarding Bob Evans Farms, Inc. Entering into an Agreement to Sell Mimi’s Café Restaurant Chain and Guidance For The Third Fiscal Quarter of 2013

**	Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.

Date: January 29, 2013	By:	/s/ Paul F. DeSantis
Chief Financial Officer, Treasurer and
Assistant Corporate Secretary

4